Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Organogenesis Holdings Inc. of our report dated March 18, 2019, relating to the consolidated financial statements of Organogenesis Holdings Inc., appearing in the Annual Report on Form 10-K of Organogenesis Holdings Inc. for the year ended December 31, 2018.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts
September 4, 2019